FOMO WORLDWIDE, INC.

OTC: FOMC

www.fomoworldwide.com

Investor Presentation

August 2023




Business
Incubation & Acceleration

Safe Harbor

All information presented herein with respect to the existing and future business and historical operating results of FOMO WORLDWIDE, INC. (the "Company") and estimates as to future operations, including the possible partnerships or investments in companies that are the subject of business development, are based on materials prepared by the Company's management and involve significant subjective judgment and analysis which may or not be correct. While the information provided herein is believed to be accurate and reliable, the Company makes no representations or warranties, express or implied, as to the accuracy or completeness of such information. Nothing contained herein is or should be relied upon as a promise or representation as to the future, particularly with respect to the possible work with other companies. No information in this presentation should be construed as any indication whatsoever of the Company's future revenues, operating results, or stock price.

Executive Summary

FOMO WORLDWIDE, INC. is a PCAOB audited micro-cap public company trading on the OTC PINK CURRENT market (OTC: FOMC),

The Company is the successor to a blank check IPO in February 1990 that has many thousands of shareholders; incorporated in CA domiciled in PA,

Management is **completing a turnaround** of the business, following a strategic acquisition done in early 2022 that required substantial accounting and audit work,

With a **core business generating several million dollars in annual revenues offering A/V products** mostly to K12 schools, the entity is ready to go to the next level,

Several targets have signed agreements to merge into FOMO, including providers of online software and content to enterprises, modular construction to municipalities and schools, analog and digital signage, and education technology.

Situation Assessment

FOMC encountered substantial difficulties in accounting and financing of its acquisition of SMART Technologies L.P. (SST) during 2022. The Company became delinquent and had to restate previously filed results for the first half of the year and file its 3Q22 report at the end of March 2023,

Today, FOMC is compliant SEC reporting looking for growth capital,

The **existing SST business is benefiting from substantial stimulus** funding (ESSER/CARES) that has driven demand for A/V equipment it resells (IFP's),

FOMC intends to cross-sell other products and services to K12 schools including clean technology, online content and training, and compliance/auditing while targeting other markets in post-secondary education, enterprise, and government,

Management believes strategic acquisitions are the best path to build the business rapidly.

Situation Assessment (cont.)

2020 – 2021, clean tech business was not performing due to lack of capital, a non-performing independent rep sales strategy, and a cloudy demand curve (pandemic shutdown; technology confusion),

Acquired SST 02/28/22, pivoted to the education market for A-V and cleantech,

Generated **2022 annual revs. of $8.8MM, up 137%+ from 2021** (pro forma),

Signed $1.5MM ABL credit line, $500K PO line, and non-dilutive financing during 2022 nuclear winter,

Hired PCAOB auditor Urish Popeck (BDO), recognized that inadequate financial systems did not track inventory and match purchases with invoices, causing substantial errors, analyzed all records back to 2019,

Restored to SEC current March – April 2023, now addressing liquidity needs.

FOMO 2.0

- SST audit 2020 – 2021 complete January 2023 and filed in Super 8-K,
- FOMO restatements of 1Q22 2Q22 and previously unreported 3Q22 filed with SEC March 2023,
- FOMO 2022 PCAOB audit completed and filed April 17, 2023,
- SMART vendor line paid off but $ amount reduced unexpectedly, diamond reseller status confirmed, PO lines just implemented to restart cycle, ABL overdrawn, MCA's slow-pay,
- SST carried the ball in 2022 despite no equity markets access and expensive debt capital,

Management is targeting increased sales and acquisitions to achieve scope and scale necessary to support public platform.

SMARTSolution Technologies (SST)

Founded 1996 as provider of audio-visual solutions (A-V) to K12 schools in Pittsburgh, PA, created as an LP owned by husband and wife and an Inc. acting as GP,

Diamond reseller status with leading provider of interactive flat panels called "Smart Boards" (SMART Technologies owned by Foxconn), this status gives SST **better pricing, quicker supply chain response, and ongoing sales referrals,**

190 School Districts with 500 buildings within 200-mile radius Pittsburgh (E PA, W OH, WV),

Sales mostly driven by LT relationships, **ready to expand to other verticals (e.g., recent wins with police dept., sports teams, correctional facilities),**

Opportunities exist in post secondary including **community colleges and universities, municipal-state-federal govt., and enterprise, cross-sell products and services** (outdoor events, clean tech, online content, other),

Employs several in house techs that deliver, install, and support customers when requested or needed, competent installation staff is a competitive advantage,

We plan to target enterprise customers where there is significant unmet demand, revenue opportunity, and higher margins.

FOMO WORLDWIDE

SMARTSolution TECHNOLOGIES L.P.

EDUCATION BUSINESS SUPPORT/SERVICE CONTACT PRESS RELEASE


AV Integration Specialists
Contact Us

With the considerable changes in social distancing, remote work, and the exponential rise of videoconferencing during COVID, only those with wishful thinking will not see a new world emerging that is significantly different from Business-As-Usual. The shift was the fastest wholesale change for the majority of humans on the planet at the same time. The static ways of doing business (so-called Business-As-Usual) are being obliterated, and new ways of working highlighting the importance of AV Integration are cropping up seemingly daily — if not faster.

Source: Rave Publications - A Great Source for AV News

SST Financial Info

2021A 2022A revenues of $3.1MM and $3.7MM up significantly to $8.8MM in 2023A,

10 employees in administration, finance, sales, operations, installation,

Gross margins 15% - 25% depending on volume, pricing, installation fees, transportation expenses, costs,

EBITDA margins 6% - 8% steady state which approximates unlevered free cash flow,

Sales mix between dropship and project sales varies from 30%-70% quarterly,

Opportunities for better margins at scale, higher installation rates, warranties, online content, cross-selling,

Vendor credit freeze Feb - July dramatically reduced business levels, PO financing recently unlocked hundreds of thousands of order $.

How To Grow SST

- **Sales historically driven by inside sales** and support of embedded 190 K12 school districts in E OH, W PA, WV,
- During pandemic only one sales rep stayed while demand dried up and supply chain closed,
- **Hire sales reps** to call on our customer base, **expand to post-secondary education, enterprises, municipal govt. incl. police, fire and correctional facilities, health care providers/hospitals, and more,**
- Offer **more products and services** to the schools incl. clean air, LED retrofit, HVAC mgt., aquaponics, online coursework, compliance,
- Expand to more markets, edge-out to E PA, W OH, KY, MI, other; leverage Diamond status with SMART Technologies for competitive advantage.
- ***Formed new subsidiary Diamond Technology Solutions LLC to offer other interactive flat panel products and synergistic technologies (video walls, projected gaming, other).***

CLEANSolution Technologies (CST)

CST is a consolidation and rebranding of three previously separate entities offering **clean air disinfection products, LED retrofit and power over ethernet (Poe) lighting, and HVAC management** software and services,

This triple-play has the potential to **reduce costs for facilities while enhancing air quality**, which should help restore occupancy levels and address pathogen concerns of tenants, especially K12 schools,

Management believes partnership with and/or acquisition of HVAC and electrical contractors will regenerate this business by adding technical staffing and installation needed to audit properties of enterprise and government customers,

Indoor air quality ("IAQ") becoming a focus for property owners as masks come off, quarantine policies canceled, vaccine effectiveness questionable while COVID and other pathogens continue to cause illness and death,

Partnering with **aquaponics systems** provider with 100 K12 customers for cross-sell and with SRC Global for solar systems to K12 (see Solar for Schools Bill in PA),

Revenue opportunity in K12 and enterprise/govt. is hundreds of millions of dollars.


Clean Solution Technologies
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Clean Solution Tech provides our customers with a variety of services to help improve energy efficiency and make a healthier environment for them to work in.
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Management

Vik Grover, CFA, President & CEO, is a former Wall Street analyst covering technology since 1995. He transitioned to investment banking in 2006 focusing on emerging growth/micro-cap companies. In 2015, he moved to management consulting to assist clients in building their businesses. He has been building public companies and investing in start-ups including FOMO WORLWIDE, INC. and Himalaya Technologies, Inc. (OTC: HMLA). Grover received a B.A. in Marketing from the University of California at San Diego in 1992 and a M.S. in Management from the Georgia Institute of Technology in 1995.

Mary Kirk, SVP Finance, Mary Kirk has over 25 years of experience in Operations, Office Management, Purchasing, Domestic and International Logistics and Customer Service. She oversees daily accounting and finance, including general ledger and reporting, payroll, accounts payable and accounts receivable. Ms. Kirk has worked with FOMO's CST subsidiary for over 7 years, and is an integral part of the leadership team. Her experience has included Office Management, Purchasing, Logistics, R&D, and Customer Service. She has worked with customers and vendors in over 20 countries in North America, Asia, Europe, South America and the Middle East. Ms. Kirk graduated from Lawrence University with a B.A. degree in Classics and Religion.

John Raymond, Manager SMARTSolution Technologies, Inc., has 25 years of experience in the low-voltage systems industry. After military service in Communications and Technology, he returned to his native Ohio where he began as a technician for franchise of Muzak Corporation. John quickly rose from technician to Operations Manager, then Director of Operations to Vice President of Muzak of Toledo and its subsidiary, Convergentech. John was the first employee of Lake Erie Technologies, after its founding in early 2011. During his time with LET, John oversaw the growth of this subsidiary from $1.5MM to $16MM over the course of 12 years. This included the expansion from NW Ohio to all of Ohio, Southeast Michigan, Indiana and N Kentucky. John's focus during this time was a concentration in higher-educational technology. During his tenure, John received his CTS-D designation and developed a through-put mechanism to allow efficient project flow and increased profitability.

Equity Capitalization

Common: 20BN authorized, 9,347,066,421 issued and outstanding,

Preferred: 100MM authorized:

- Series A: 78MM authorized, convert 1-50, 24,083,333 issued and outstanding,
- Series B: 20MM authorized, convert 1-1,000, 5,539,982 issued and outstanding,
- Series C: 2MM authorized, convert 1-1 & vote 1-100K, 1,000,000 issued and outstanding (CEO),

Roughly 16BN diluted shares O/S, plus 1,800,000 warrants ATM/OTM,

$300K convertible debt with one lender, may be bought out, may hold long-term and/or may provide more capital (friendly hands; did not default in 2022),

Company is clean with no regulatory problems and is SEC reporting current; zero awareness on the Street; Form 15c211, reverse split, name change, ticker change, redomicile almost complete.

Debt and Credit Lines

$1.5MM asset backed credit (ABL) line; Thermo Communications Fund

First lien on all assets, fluctuates with collections & draws by FOMO and subsidiaries,

$300,000 junior unsecured convertible debt at FOMO level; GS Capital LLC

No cash amortization or interest, friendly investors,

Unsecured MCA loans ~ $500,000; Capitalized, Capybara, Swift, Globex

High cost of capital used to manage through collections, weekly payments,

$350,000 credit line with SMART Technologies

Cut from $1MM causing funding gap for existing orders; immediate liquidity need.
Being brought current opening up shipments, amount fluctuates with orders,

$250,000 credit lines with other vendors and distributors

Support smaller orders, paid current, fluctuates (Ingram Micro, TD Synnex, Extron, ALMO).

Purchase Order ("PO") Financing implemented this month with Aurous Financial, pay vendors and distributors directly and repaid by ABL line.

This has restarted our business cycle and allows us to deliver against backlog,
Working on second PO line with Gateway Trade Funding.

Valuation

Assume 9.0BN common shares and 20BN diluted shares with financing, LMS / enterprise content M&A, and all Series A B converted:

$3.2MM basic market cap., $6MM diluted market cap. @ $0.0005 common stock:

+	$1.3 million asset backed line,
+	$300,000 purchase order line,
+	$300,000 junior unsecured debt,
+	$500,000 merchant cash advance lines,
-	$1.0 million net of M&A and fees,
=	**$7.3 million post-money valuation, or roughly 1x TTM revenues.**

No value for NOLs, FOMO beverage trademark, HMLA 30% or other investments, or any M&A.

Proposed Financing

$1.1MM Capital Sought:

- $500,000 million SMARTSolution Technologies,
- $250,000 acquisition and working capital for Business Media Solutions,
- $250,000 acquisition and working capital for Brookwood Media,
- $100,000 general working capital,

$2.0MM debt facility secured by K12 A/R and LMS/content subsidiary(ies),

- Retire non-bank ABL credit line and MCA facilities,
- Reduce cost of capital and allow payments to and from FOMO subsidiaries eliminating cumbersome clearing process,

Goal to up-list to NASDAQ through SPAC merger, dual-list in Canada, or other.

Cash Needs - SST

$500,000 funding of SST for salespeople, staffing, infrastructure:

- Hire 2 -4 salespeople; $100,000 entry, migrate to draw and against commission after 3-month sales training process,
- Fleet vehicles for installation and services: $100,000 (2-3),
- $50,000 office and technician staffing and training,
- $50,000 for marketing at tradeshows, literature, customer engagement,
- Working capital $100,000,
- Credit card extinguishment, $100,000.

Risks and Considerations

As an OTC penny stock, FOMC has **limited liquidity and awareness** in the market.

The **delisting to Expert Market now requires a Form 15c2-11 to regain market makers**. Lack of market makers means the stock trades on an unsolicited basis with reduced liquidity.

If the company is unable to raise capital, it will not be able to grow SST, complete acquisitions, fund their growth, execute the FOMO CAN launch, or attract institutional investors.

FOMC has **limited staff**. The Company relies on outsourced service providers for financial services, IT support, auditing, and legal.

The loss or interruption of services from any one of these parties could adversely impact our business and financial reporting/compliance.

Inefficient process of FINRA may delay completion of corporate actions.


FOMO
WORLDWIDE
26,966.00
28,831.84
87.79
86.20

Big Picture

- **FOMO WORLDWIDE, INC. is a re-IPO; the Company has addressed substantial accounting and internal issues of 2022 and is ready for a new chapter**,
- The Company is a '34 Exchange Act entity that is PCAOB audited and ready for growth,
- **Existing primary business SST has benefited from substantial federal govt. stimulus** and pent-up demand.
- **Several acquisitions are at the table that would add scope and scale with substantial synergies and that could rerate the stock:**
  - Enterprise training and content targets morph business from A-V K12 reseller to global online enterprise market,
  - Modular construction contractor in South Florida provides organic growth and cross-sell opportunities,
  - Signage provider in South Florida provides organic and M&A growth and cross-sell opportunities,
  - Outsized EdTech/medical tech IT provider in SoCal adds scale and diversity to SST east coast portfolio,
- **If we run the table, FOMO would generate pro forma 2022 revenues of $40 - 50MM revenues with $5 - 7MM pro forma EBITDA generating strong double-digit annual growth,**

Investment banker engaged; Maxim Group a middle market global FINRA firm, goal to up list organically or via M&A with SPAC or NASDAQ Company in synergistic business(es).


FOMO
WORLDWIDE

Service Providers

Transfer Agent: V Stock Transfer, LLC

SEC Counsel: Lewis Brisbois PLLC

EDGAR Filing Service: M2 Compliance LLC

Auditor: Urish Popeck & Co., LLC

Financial Consultant: Boyle CPA, LLC

Web Design: Brokerwebs LLC

Thank You!

FOMO WORLDWIDE, INC.

www.fomoworldwide.com

Vik Grover

Chief Executive Officer

(212) 731-4806

IR@fomoworldwide.com

Appendix – M&A Pipeline

- Enterprise Content Provider – BMS (ready for definitive agreement)
- Enterprise Content Provider – Brookwood (ready for definitive agreement)
- LMS Provider – UK (ready for definitive agreement)
- Modular Construction Provider – S Florida (east coast) (ready for definitive agreement)
- Signage provider – S Florida (west coast) (ready for definitive agreement)
- Outsize IT Provider – SoCal (offer made)

LMS / Enterprise Content Provider

#1 Business Media Solutions, Inc. (prepared to go to Definitive Agreement):

Enterprise content provider, sales to agriculture/food cos. in Midwest can be replicated in PA, FL, CA; expand to other verticals,

Learning Management System (LMS), hosted video platform, survey capability,

$400K revenues breakeven EBITDA margins, peak revenues $1.2MM,

#2 Brookwood Media Arts, Inc.: (prepared to go to Definitive Agreement):

Custom training content for enterprises, government, post-secondary education,

$750K revenue run rate 10% EBITDA margins, peak revenues $2.4MM, natural cross-sell to and from BMS with full-blown LMS launch,

We believe comp multiples applied to 2025 - 2026 base case support $10 - 20 million fair value ("FV") today and potential 5x – 10x target in 2 - 3 years on comp multiples ($DCBO).

There are numerous additional bolt-on acquisitions to further add scale incl. ***#3 target, a pure-play LMS provider in the UK also prepared to go to Definitive Agreement.***

#1 BMS Company Overview

Since 1980 — intRAtrain — InspectiTRAC™ — **40+ years** of experience

Our target, Business Media Solutions, Inc. (BMS) is a training, testing, inspections and management systems company specializing in helping companies in the food, agribusiness, animal health & nutrition, and general industries, grow and realize a positive return on their investment,

BMS' Our approach can result in **better trained employees, reduced risk, lower costs, and improved ROI**,

Finding the right tools, technologies, management platforms, and approaches can be difficult. **intRAtrain and InspectiTRAC** can help customers evaluate their options and recommend an approach that will work for their organizations.

BMS Products and Services

Client Solutions include:

Developing intRAtrain training, videos, and **educational resources**…
from 5 to 20-minute eLearning modules to 2-minute refresher training/presentation videos.

Product and **technical knowledge training** for internal and external audiences.

Soft skills courses for blended learning online and in classroom.

Compliance training courses for delivery online, onsite, and in classroom.

Platforms for **hosting, delivering, testing,** and **documentation** for all types of training, sales, and marketing resources

InspectiTRAC, a data collection and management system designed to manage compliance and quality and to simplify and streamline

FOMO WORLDWIDE



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intRAtrain™ by Russell Associates specializes in organization improvement utilizing employee development and training solutions. Our approach is to start by learning about you and your issues.

1. What is your situation?
2. What would you like to accomplish?

We will listen. We will discuss possible solutions. We will offer ideas. And, collectively, we will make decisions.

Then, we will design and deliver the "right" solution designed specifically for your situation. We specialize in working with companies just like yours.

Our complete system of products designed to help your company develop people and improve processes includes:

intRAtrain™ LMS- a learning management system designed with the user's needs in mind. It provides companies with an easy to use solution that is both scalable and affordable. Train, track and document your learning easily.
intRAtrain™ Custom- content created and delivered to meet your unique needs. Delivered as stand-alone computer-based training, facilitator-led blended learning, mobile learning or a combination or methods. Custom developed training saves time and money and produces measurable results.
intRAtrain™ Safety- general safety training geared to individual and group learning to help modify employee behavior and practices related to safe operation of facilities and equipment. Available as online, facilitator-led or blended learning.
intRAtrain™ Food Safety- a library of online, facilitator led, and blended learning training courses that focuses on ensuring safety and quality products, satisfied customers and reduced exposure by ensuring compliance with regulations and certifications.
intRAtrain™ Blended Learning- a proven six-phase performance system that brings learners to mastery faster. It combines assessments, performance contracting, eLearning, live workshops and coaching reinforcement in a mix of traditional and technology based training.
intRAtrain™ Library- a collection of over 3,000 interactive online training and streaming video courses. Courses are available to provide you with a wide breadth and depth of subjects, disciplines and perspectives.
intRAtrain Incentive Services and Programs: Incentive programs and services create a positive difference within companies and organization. Recognition and awards are used to motivate, to encourage, reward and sustain performance improvement.
If you are looking for a complete data collection, transfer and management system, visit our complementary brand inspectiTRAC™. inspectiTRAC™ is designed to save time and reduce the cost of inspections, audits and observations and automating the process

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Perform inspections and audits more efficiently.

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inspectiTRAC™
Mobile Inspection, Audit and Observation Software
Available for web browsers and on Windows-based devices

INSPECTITRAC™

Are you tired of juggling the paper, the schedules, the time and the teams to get your inspections, audits and observations completed accurately and on time?

If you're still doing inspections the "old" way, you are probably frustrated with the whole process. Maybe it is time to take a fresh look at this old problem.

Consider inspectiTRAC, a system developed to the standards of industry professionals that provides users with the ability to collect and securely store documentation, eliminate redundant work and control the flow of data; while remaining flexible for application to any industry need. Clients are impressed with the cost savings, performance and ease of use of inspectiTRAC.

View the inspectiTRAC Mobile video!

The inspectiTRAC system System is composed of 3 components in:

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- inspectiTRAC Data Collector*
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*Windows and browser-based platforms

The flexibility of inspectiTRAC allows the system to be customized to the specific needs of your organization. These include workplace safety inspections, behavioral observations, quality assurance audits, job safety analysis (JSA), job hazard analysis (JHA), accident investigations, compliance audits and more.

See how inspectiTRAC can automate and mobilize your processes.
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FOMO
WORLDWIDE

BMS Financial Model

	Base Case 2023-24 -YR 1	Upside Case 2023-24 YR 1 -1V	Upside Case 2024-25 YR 2 - 2V	Upside Case 2025 -26 YR 3 - 3V
Services	$70,000	$115,000	$145,000	$175,000
Licensed Products	$45,000	$95,000	$145,000	$195,000
Web Sys/Hosting	$75,000	$128,000	$150,000	$175,000
Custom Development	$280,000	$300,000	$355,000	$400,000
Total Revenue	**$455,000**	**$638,000**	**$795,000**	**$945,000**
Cost of Goods	$15,000	$38,000	$60,000	$80,000
Sales & Marketing	$29,000	$55,000	$75,000	$95,000
Operating Expenses	$365,000	$450,000	$525,000	$615,000
EBITDA	**$41,000**	**$115,000**	**$145,000**	**$175,000**


FOMO
WORLDWIDE

BMS Use of Proceeds

Investment In Growth	Base Case 2023-24	Upside Case 2023—24 YR 1- 1V	Upside Case 2024-2025 YR 2 – 2V	Upside Case 2025-2026 YR 3 – 3V
Web Site Dev	$6,000	$6,000	$3,000	$3,000
Web Systems/ App Dev		$12,500	$20,000	$30,000
Licensed Training Development		$12,500	$20,000	$30,000
Marketing Content	$6,000	$12,500	$17,000	$25,000
Bus Development		$72,000	$105,000	$135,000
Marketing Cost	$6,000	$15,000	$35,000	$55,000

BMS Deal Terms

$285,000 total consideration (asset purchase) (0.8x TTM revenues, 0.25x peak revenues):

$120,000 due 05-17-2023, $15,000 paid as non-refundable deposit,

$35,000 note 07-31-2023,

$35,000 note 01-01-2023,

$75,000 note 01-01-2024,

Upon commitment of financing to us, we intend to extend go to Definitive Agreement.

#2 Brookwood Overview

Since 1995 — BROOKWOOD *years of excellence* *connecting people with knowledge* — **28+ years** of experience

Our Target #2, Brook Media Arts, Inc. (Brookwood) develops innovative and sound learning solutions and applications to spread knowledge and advance the global workforce (www.brookwood.com):

- Based in Greater Philadelphia area; core capabilities include:
  - **Custom learning programs** and learning technology solutions,
  - Virtual producer and support services to ensure **successful virtual events,**
  - Custom **learning portals**, virtual platforms, mobile apps, 3rd party integration
  - **Authorized Training Center** for Adobe, Lectora, Storyline,
- Deliver end-to-end and white-glove solutions for our clients ,
- Customer base includes small, medium, and large companies across verticals

Brookwood Products and Services

- **Custom eLearning** – course design (needs analysis, curriculum development, content writing), course development, engaging interactions, video, audio, translations, gamification, scenarios, assessments, branding, storyboards, 508 compliant,
- **Virtual instructor-led training:** PowerPoint deck, instructor guides, facilitator guides, job aids,
- **Virtual support services** to ensure successful online events using Zoom, Teams, etc. ,
  - Pre-event: registration, facilitator training and rehearsals, room prep,
  - During-event: welcome participants, troubleshoot tech issues, run polls, monitor chat, advance slides,
  - Post-Event: deliver session and engagement reports, provide recordings,
- **Creative design** for PowerPoint presentations, user guides, digital assets, eBooks, interactive PDFs,
- **Off-the-shelf training** content for Leadership and Entrepreneurial skills,
- **Authorized Instructor-led training** for Articulate Storyline, Adobe Captivate, Lectora,
- **Brookwood Learning Hub LMS** – training, certification, and tracking,
- **Technology solutions** – LMS integration, eCommerce portals, custom meeting room applications, mobile apps.


BROOKWOOD
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OUR EXPERIENCED PRODUCERS AND MODERATORS CAN MANAGE YOUR NEXT VIRTUAL EVENT!
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Custom eLearning Solutions
We create end-to-end solutions for self-paced, virtual instructor-led, and mobile learning. Our engaging and interactive blended learning promotes comprehension and retention.
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Virtual Event Production & Support
As meetings, conferences, and training events move to a virtual delivery, don't let technology stand in your way. Let Brookwood ensure the success of your next important event.
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Leverage our experience in developing real-time collaboration and webinar platforms tailored to your specs. Such as, meeting room applications, web/mobile applications, and Adobe Connect Pods.
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FOMO WORLDWIDE


FOMO
WORLDWIDE

Brookwood Financial Model

	2023 Base Case	2024 Base Case	2025 Base Case
eLearning Development	$420,000	$660,000	$840,000
Virtual Training	$60,000	$78,000	$90,000
Web App/Dev/Hosting	$100,000	$100,000	$100,000
Training	$25,000	$36,000	$48,000
Total Revenue	**$605,000**	**$874,000**	**$1,078,000**
Cost of Services	$350,000	$465,000	$555,000
Sales & Marketing	$55,000	$130,000	$145,000
G & A	$165,000	$179,000	$190,000
Base Case EBITDA	**$35,000**	**$100,000**	**$188,000**
Upside Case EBITDA	**$50,000**	**$120,000**	**$225,000**


FOMO
WORLDWIDE

Brookwood Use of Proceeds

	2023 Base Case	2024 Base Case	2025 Base Case
Funds Needed	$250,000	$300,000	Free cash flow positive
Base Case EBITDA	**$35,000**	**$100,000**	**$188,000**
Upside Case EBITDA	**$50,000**	**$120,000**	**$225,000**

2023 Funds Needed:
- Working capital,
- Hire 1-2 salespeople.

2024 Funds Needed:
- Estimated at roughly 40% of expenses,
- Hire 1-2 content developers,
- Aggressive marketing approach.

Brookwood Deal Terms

$400,000 total consideration (asset purchase) (0.7x TTM revenues, 0.25x peak revenues):

- $150,000 cash due on closing,
- $150,000 Series B Preferred stock @ $0.50/share ($0.0005 in common),
- $100,000 earn-out payment in cash on annual revenues of more than $1 million in 2024,
- Employment contract at $100,000/year.

Upon commitment of financing to us, we intend to extend go to Definitive Agreement.

#3 UK LMS Target

Pure-play provider of LMS based in UK, ready to go to definitive agreement,

700,000 pounds Sterling revenues per year, 300,000 EBITDA+,

Targeting 15,000 learning and development managers evaluating its platform on g2.com and LinkedIn,

15,000 ave. annual revenue per year x 3-year contracts = 675 million pounds Sterling potential revenue opportunity,

Authoring tool allows enterprises to load LMS with in house content or outsourced content created by third parties,

Potential synergies with customer content and compliance providers under contract by FOMO, as Target does not sell or offer content,

Purchase price 800,000 Sterling, 400,000 Sterling note, 400,000 Sterling earn-out; possible flexibility for more stock on FOMC uplist.


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Target Products

Learning Management System

Simple Onboarding, Fast Adoption

- Allows experienced employees to share knowledge before they retire
- Engages staff in their personal development
- Ensures compliance via automated reminders, reports and HR integration

Authoring Tool

Built from the ground up, using our clients' feedback and in collaboration with the top instructional designers.

- Audio & video answers to simplify hiring, onboarding and call centers/sales training
- No design skills required, all in the cloud
- Off-the-shelf templates and themes
- Export content to any system


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Important personal data held by businesses is protected under which Act?
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Modules 1
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Financial Markets Introduction
Good and Evil
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S&P 500
Joe McNay Story
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Chalk Talk - Covariance

#4: Modular Construction

MCP is a family-owned modular construction company in S Florida,

$8MM annual revenues, $800K EBITDA, no debt,

Serves K12 schools, municipalities, police/fire, government entities/agencies; see recent delivery of major complex to Port of Fort Lauderdale,

Management believes the **business can double by moving into N Florida**,

Currently construction sales only, partners with leasing companies; benefits from hurricane rebuild and growth of FL as new communities need infrastructure before permitting,

By building inventory and entering leasing of semi-permanent structures, a recurring revenue model with multi-year contracts is readily achievable,

Potential cross-sell of A/V solutions, clean tech, signage, and other,

$6MM valuation including $2MM cash, $1.5MM Pref B stock, $1.5MM seller note, $1MM earn-out, three-year employment contract for owner.

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#5: Signage Provider Target

Manufacturer of analog and digital signs based in S Florida,

$6MM revenues, 3% - 5% EBITDA+,

$4.0MM backlog, 2022 hurricane re-build and replacement business accelerated,

Needs experienced staff to support growth, targeting digital sign opportunities,

Believes **regional competitors available for consolidation** ($2-20MM sales) while others exiting the market completely,

Owner is former public company CFO and CPA with family in Pittsburgh, PA,

$3.5MM valuation, incl. $500K cash, $1.5MM debt refinance, $500K seller note, $1MM earn-out,

Potential cross-sell synergies with modular construction provider and all of FOMO's portfolio including SST/CST.


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#6 Large IT Provider

Value added reseller ("VAR") to K12 schools in Los Angeles and Orange County and medical care enterprises such as Kaiser Permanente, chrome books and medical carts,

$20 - 25MM annual revenues 5% - 10% growth, EBITDA+ $1 - 2MM (add-backs),

No debt, $2.0 - 2.5MM net working capital,

Two owners nearing retirement age living in TX, business has solid local/regional management; have engaged bankers to sell business, process for several months,

We offered $6.5 - 7.1MM in cash, stock, seller notes, earn-out,

Sellers want as much cash as possible, meeting sellers in 4 - 6 weeks,

Ideal transaction to leverage into up-list and large equity raise mid-2023.


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FOR OVER 25 YEARS, WE'VE TAKEN A PERSONAL APPROACH TO HELP OUR CUSTOMERS PURCHASE HARDWARE, SOFTWARE, AND TECHNOLOGY SERVICES MORE EFFECTIVELY AND EFFICIENTLY THAN ANY OTHER SOLUTIONS PROVIDER.
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25 Years of Experience

We've had the pleasure of serving some of the world's leading organizations in each of these industries, providing them with intelligent solutions and unmatched customer service. With a **95% customer retention rate** and **100% satisfaction guarantee**, you can be sure you're working with the best when you choose Intelli-Tech.

EDUCATION

Work with our knowledgeable team to make sure your school has the latest tools needed to shape the next generation's learning experience.

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HEALTHCARE

Our experienced health care representatives work with some of the largest health care organizations in the country, providing custom IT strategies.

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CORPORATE

No matter your industry, you can expect nothing but the best as we work together on a personalized technology solution for your business.

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Our highly secure and reliable process has made us a trusted partner for state and local government agencies for over two decades.

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